EX-10.69.06

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 30, 2009, by and between EMERITUS CORPORATION, a Washington corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 17, 2008, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.  Section 1.1 (a) is hereby amended by deleting "June 30, 2009" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "June 30, 2010," with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of June 30, 2009 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2.  Section 4.9 (a) is hereby deleted in its entirety, and the following substituted therefor:

"(a)  Fixed Charge Coverage Ratio not less than 1.10 o 1.0 determined on a current quarter basis for the quarter ending June 30, 2009, and as of each fiscal quarter end thereafter, with “Fixed Charge Coverage Ratio” defined as Adjusted EBITDAR divided by the sum of Fixed Charges.  “Adjusted EBITDAR” is defined as net income after taxes plus interest expense, tax expense, depreciation expense, amortization expense, and rent expense and plus or minus mutually agreed upon adjustments for non-cash items such as lease expense adjustments and amortization of deferred fees less the greater of maintenance capital expenditures as detailed on management’s compliance certificate or $450 per owned unit per year.  “Fixed Charges” is defined as the sum of current maturities of long term debt plus current portion of capital leases plus interest expense and rent expense.  For purposes of computing fixed charge coverage ratio, adjusted EBITDAR and fixed charges will be normalized on a pro-forma basis for any acquisitions and/or divestitures occurring during each quarter.”

3.  Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.

4.  Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
EMERITUS CORPORATION                                                                     NATIONAL ASSOCIATION

By: /s/ Jim L. Hanson________________                                                                                     By: /s/ Gloria Nemechek ___________
      Jim L. Hanson, Sr. Vice President of                                                                                           Gloria Nemechek, Vice President
       Financial Services, Controller